Exhibit 99.2

CNL Lifestyle Properties, Inc.

Owning America’s Lifestyle®

Fourth Quarter 2014 Update

March 31, 2015

Forward Looking Statements

Certain statements in this document may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the

“Securities Act”) and of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). CNL Lifestyle Properties, Inc. (herein also referred to as the “Company”) intends that all such forward-looking statements be covered by the safe-harbor provisions for forward-looking statements of Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable.

All statements, other than statements that relate solely to historical facts, including, among others, statements regarding the Company’s future financial position, business strategy, projected levels of growth, projected costs and projected financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” “continues,” “pro forma” or similar expressions. Forward-looking statements are not guarantees of future performance and actual results may differ materially from those contemplated by such forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to, the factors detailed in our Annual Report on Form 10-K for the year ended December 31, 2014, and other documents filed from time to time with the Securities and Exchange Commission.

Many of these factors are beyond the Company’s ability to control or predict. Such factors include, but are not limited to: changes in general economic conditions in the

U.S. or globally (including financial market fluctuations); risks associated with our investment strategy; risks associated with the real estate markets in which the

Company invests; risks of doing business internationally and global expansion, including unfamiliarity with new markets and currency risks; risks associated with the use of debt to finance the Company’s business activities, including refinancing and interest rate risk and the Company’s failure to comply with its debt covenants; the Company’s failure to obtain, renew or extend necessary financing or to access the debt or equity markets; competition for properties and/or tenants in the markets in which the Company engages in business; the impact of current and future environmental, zoning and other governmental regulations affecting the Company’s properties; the Company’s ability to make necessary improvements to properties on a timely or cost-efficient basis; risks related to development projects or acquired property value-add conversions, if applicable (including construction delays, cost overruns, the Company’s inability to obtain necessary permits and/or public opposition to these activities); defaults on or non-renewal of leases by tenants; failure to lease properties at all or on favorable terms; unknown liabilities in connection with acquired properties or liabilities caused by property managers or operators; the Company’s failure to successfully manage growth or integrate acquired properties and operations; material adverse actions or omissions by any joint venture partners; increases in operating costs and other expense items and costs, uninsured losses or losses in excess of the Company’s insurance coverage; the impact of outstanding or potential litigation; risks associated with the Company’s tax structuring; the Company’s failure to qualify and maintain its status as a real estate investment trust and the Company’s ability to protect its intellectual property and the value of its brand. Management believes these forward-looking statements are reasonable; however, such statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and the Company may not be able to realize them. Investors are cautioned not to place undue reliance on any forward-looking statements which are based on current expectations. All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Summary REIT Information

Non-listed REIT with total assets of $2.3 billion on a GAAP basis

105 lifestyle-oriented real estate assets

34 states and 2 Canadian provinces

Diversified by asset type, geography and operator

Iconic real estate assets and industry-leading operators

The board of directors will endeavor to provide liquidity on or before December 31, 20151

1There is no assurance this timeframe will be met.

Recent Highlights

Completed valuation as of 12/31/2014, board approval of: an estimated net asset value (NAV) per share of the REIT’s common stock of $5.20 as of December 31, 2014 a reduction of the quarterly cash distribution for the first quarter of 2015 to $0.05 per share

Sold the remaining 2 golf properties in Q4 2014 for approximately $13.5 million Entered into a purchase and sale agreement to sell our 38-property senior housing portfolio for $790 million and we expect the transaction to be completed by June 30, 2015; Net proceeds after retiring existing senior housing debt may be used to repay the senior notes, pay a special distribution, and/or make capital expenditures at other properties

Ongoing evaluation of strategic alternatives with the REIT’s investment banking and advisory firm, Jefferies LLC, for the balance of the portfolio

Recent Highlights

Transitioned Darien Lake to a new manager in December 2014

Invested over $8.6 million of owner capital into various portfolio assets in Q4 2014, bringing the total for the year just under $40 million, including the Splashtown expansion

Year to date through December 31, 2014, our “same-store” attraction properties experienced an 8.2 percent increase in revenue and a 13.4 percent increase in EBITDA

Signed definitive purchase and sale agreement to sell the REIT’s interest in

Dallas Market Center for $140 million – expected to close in Q2 2015

Signed definitive purchase and sale agreement to sell an attraction property for $140 million – expected to close in Q2 2015

Geographic Diversification

Sector Diversification

As of March 13, 2015

The portfolio is broadly diversified across asset classes to mitigate against seasonality and volatility

11% Ski & Mountain Lifestyle (24)

7%

30%

Attractions (24)

25%

Senior Housing (38)

27%

Marinas (17)

Additional Lifestyle Properties (2)

By Initial Purchase Price

Sector Performance

105 properties as of March 13, 2015

Ski & Mountain Attractions Senior Housing 24 properties 24 properties 38 properties

- Revenue and EBITDA—Higher revenue and—Same store Revenue per down due to warm EBITDA due to capital Occupied Unit was up temperatures and drought improvements, higher 3.5% due to strong conditions in the Pacific season pass sales, higher demand which resulted in West resulting in visitation and in-park rate increases at the historically low snowfall spending. properties while levels, partially offset by occupancy was slightly strong summer operations down compared to prior (mountain biking and aerial year. As of December 31, adventures) and strong 2014, occupancy for the group and conference 38 property portfolio was business. 92.3%.

Marinas Additional Lifestyle 17 properties 2 properties

- Revenue and EBITDA were—Steady performance at down in 2014 compared to the Dallas Market Center. prior year due to property Refinanced existing transitions from leased to debt in October. managed structures and operational impact of storm damage.

Source: CNL Lifestyle Properties, Inc. December 31, 2014 Form 10-K Past performance is not indicative of future returns.

Same-Store Property Performance

CNL Lifestyle Properties, Inc.







Twelve Months Ended December 31, 2014, Compared to Same Period 2013

	# of Properties	Revenue	EBITDA	TTM Rent Coverage
Ski and Mountain Lifestyle	17	-1.1%	-1.2% ↓	1.40x
Attractions	21	8.2%	13.4% ↑	1.61x
Senior Housing	20	2.9%	-4.3% ↓	1.11x
Marinas	17	-1.6%	-12.3% ↓	n/a
Total	75	2.1%	2.1% ↑	1.41x

- Ski and Mountain Lifestyle – Sector down due to historic low snowfall levels resulting from warm temperatures and drought conditions at our properties in the Pacific West (specifically in California) in both early 2014 and early 2015. Results were partially offset by a strong summer operations season which included mountain biking and aerial adventures, as well as strong group and conference business at various resorts.
- Attractions - Increase in both revenue and EBITDA due to capital improvements made and manager's efforts to promote and drive attendance which resulted in an increase in season pass sales and in-park spending. Year-over-year visitation increased by 11.0%.
- Senior Housing - Revenue increased due to higher average resident rates but was offset by higher resident care expenses, repairs and maintenance expenses and other operating costs.
- Marinas - Transitioned from leased to managed structures during Q4 2013 and Q2 2014 resulting in the incurrence of management fees reducing the operating margin on the properties. In addition, record-breaking cold temperatures and ice storms at one of our largest marinas caused damage to docks which closed the marina temporarily, reducing operating results.

Note: Includes results for comparable consolidated leased and managed properties owned for the entirety of 2014 and 2013.

Source: CNL Lifestyle Properties, Inc. December 31, 2014 Form 10-K

9

Full Year Financial Summary *(in Millions)*

CNL® Lifestyle Properties, Inc.

- Trailing 12 month 2014 FFO, MFFO and Adjusted EBITDA from continuing operations were higher primarily due to:
  - An increase in rental income from leased properties acquired in 2014 as well as "same-store" growth in rental income from leased properties and net operating income from our managed properties and reduction of asset management fees due to the disposition of assets
  - The increases were partially offset by a reduction in rental payments from leased properties due to the sale of our golf portfolio and our multi-family residential property and a decrease in equity in earnings from unconsolidated entities due to the sale of our interests in 42 senior housing properties held through three unconsolidated joint ventures in July 2013
  - FFO also improved due to a reduction in write-offs of deferred rents from straight-lining adjustments and lease incentives

Adjusted EBITDA*


$140.0
$120.0
$100.0
$80.0
$60.0
$40.0
$20.0
$-
$133.6
$141.0
$142.2
2012
2013
2014

* Adjusted EBITDA excludes results from discontinued operations

FFO


$150.0
$125.0
$100.0
$75.0
$50.0
$25.0
$-
$97.7
$67.2
$116.5
2012
2013
2014

MFFO


$150.0
$125.0
$100.0
$75.0
$50.0
$25.0
$-
$114.3
$122.9
$134.6
2012
2013
2014

Source: CNL Lifestyle Properties, Inc. December 31, 2014 Form 10-K

The Company believes that its presentation of historical non-GAAP financial measures provides useful supplementary information to and facilitates additional analysis by investors. These historical non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. Generally Accepted Accounting Principles. See reconciliation to GAAP net income (loss) contained in the Appendix.

Past performance is not indicative of future returns.

10

Credit Metrics

Interest Coverage (1) Net Debt / Adjusted EBITDA (2)

Year Coverage Year Coverage

2012 2.4x 2012 8.0x 2013 2.5x 2013 8.0x 2014 2.5x 2014 6.2x

Debt / GAAP Total Assets (3)

Consolidated Leverage Including Share Year Leverage of Unconsolidated Entities

2012 38.7% 45.3% 2013 44.6% 48.1% 2014 44.6% 48.7%

(1) Calculated as adjusted EBITDA divided by interest expense from continued operations

(2) Net debt is total debt less cash and adjusted EBITDA is only presented for continuing operations (3) Debt includes line of credit

Source: CNL Lifestyle Properties, Inc. December 31, 2014 Form 10-K

The Company believes that its presentation of historical non-GAAP financial measures provides useful supplementary information to and facilitates additional analysis by investors. These historical non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. Generally Accepted Accounting Principles. See reconciliation to GAAP net income (loss) contained in the Appendix.

Past performance is not indicative of future returns.

Key Credit Information

Weighted average interest rate is 5.11% (5.70% without JV debt) 74% fixed rate debt, 3% hedged and 23% variable rate debt

Note: As of December 31, 2014

Contact Information

For more information about CNL Lifestyle Properties, please contact

CNL Client Services at 866-650-0650.

Appendix

Appendix

Reconciliation of FFO and MFFO to Net Income (Loss)

	Year Ended December 31, 2014	2013	2012
Net loss	$ (92,144)	$ (252,539)	$ (76,073)
Adjustments:			
Depreciation and amortization			
Continuing Operations	98,664	94,459	87,479
Discontinued Operations	36,709	55,852	48,078
Impairment of real estate assets (7)			
Continuing Operations	30,428	50,033	10
Discontinued Operations	37,867	161,410	670
(Gain) loss on sale of real estate investment			
Continuing Operations	19	24	-
Discontinued Operations	(8,935)	(2,408)	(288)
Gain on sale of unconsolidated entites (6)			
Continuing Operations	-	(55,394)	-
Net effect of FFO adjustment from unconsolidated entities (1)	13,857	15,752	37,862
Total funds from operations	116,465	67,189	97,738
Acquisition fees and expenses (2)			
Continuing Operations	664	2,467	3,224
Discontinued Operations	1,937	674	1,226
Straight-line adjustments on leases and notes receivable (3)			
Continuing Operations	(2,171)	(3,597)	(5,555)
Discontinued Operations	(3,554)	(2,417)	(9,181)
Amortization of above/below market intangible assets and liabilities			
Continuing Operations	16	(5)	(18)
Discontinued Operations	583	1,388	625
Loss (gain) from early extinguishment of debt (4)			
Continuing Operations	1,851	-	4
Discontinued Operations	7,157	-	-
(Gains) write-off of lease related costs (5)			
Continuing Operations	8,914	(3,888)	-
Discontinued Operations	-	58,092	23,669
Loan loss provision (8)			
Continuing Operations	3,270	3,104	1,699
Contingent purchase consideration (9)			
Discontinued Operations	(665)	-	-
Accretion of discounts/amortization of premiums for debt investments			
Continuing Operations	51	12	645
MFFO adjustments from unconsolidated entities (1)			
Straight-line adjustments for leases and notes receivable (3)			
Continuing Operations	228	(160)	269
Amortization of above/below market intangible assets and liabilities		-	-
Continuing Operations	(157)	52	(18)
Modified funds from operations	$ 134,589	$ 122,911	$ 114,327
Weighted average number of shares of common stock outstanding (basic and diluted)	324,451	318,742	312,309
FFO per share (basic and diluted)	$ 0.36	$ 0.21	$ 0.31
MFFO per share (basic and diluted)	$ 0.41	$ 0.39	$ 0.37

(1) This amount represents our share of the FFO or MFFO adjustments allowable under the NAREIT or IPA definitions, respectively, multiplied by the percentage of income or loss recognized under the HLBV method.

(2) In evaluating investments in real estate, management differentiates the costs to acquire the investment from the operations derived from the investment. By adding back acquisition fees and expenses relating to business combinations, management believes MFFO provides useful supplemental information of its operating performance and will also allow comparability between real estate entities regardless of their level of acquisition activities. Acquisition fees and expenses include payments to our advisor or third parties. Acquisition fees and expenses relating to business combinations under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property.

(3) Under GAAP, rental receipts are allocated to periods using various methodologies. This may result in income recognition that is significantly different than underlying contract terms. By adjusting for these items (to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments), MFFO provides useful supplemental information on the realized economic impact of lease terms and debt investments, providing insight on the contractual cash flows of such lease terms and debt investments, and aligns results with management's analysis of operating performance.

(4) (Gain) loss of extinguishment of debt includes legal fees incurred with the transaction, prepayment penalty fees and write-off of unamortized loan costs, as applicable.

(5) Management believes that adjusting for gains or write-offs of lease-related assets is appropriate because they are nonrecurring, noncash adjustments that may not be reflective of our ongoing operating performance. In 2013, we recorded an impairment provision totaling $58.1 million for deferred rent from prior GAAP straight-lining adjustments and lease incentives which resulted from a change in our expected holding periods for those properties.

(6) In July 2013, we completed the sale of our interests in 42 senior housing properties held through three unconsolidated joint ventures.

(7) The add back for impairment of real estate assets to arrive at FFO does not include approximately $58.1 million in impairments of deferred rent from prior GAAP straight-lining adjustments and lease incentives. While impairment charges are excluded from the calculation of FFO, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and the relatively limited term of our operations, it could be difficult to recover any impairment charges.

(8) We recorded loan loss provisions on our mortgages and other notes receivable as a result of uncertainty related to the collectability of these notes receivables.

(9) Management believes that the elimination of the contingent purchase price consideration adjustment, which represents the Yield Guarantee, included in interest and other income (expense) for GAAP purposes is appropriate because the adjustment is a nonrecurring, noncash adjustment that is not reflective of our ongoing operating performance and aligns results with management's analysis of operating performance.

Source: CNL Lifestyle Properties, Inc. December 31, 2014 Form 10-K

The Company believes that its presentation of historical non-GAAP financial measures provides useful supplementary information to and facilitates additional analysis by investors. These historical non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. Generally Accepted Accounting Principles.

Past performance is not indicative of future returns.

15

Reconciliation of Adjusted EBITDA to Net Income (Loss)

Year Ended December 31,

2014 2013 2012

Net loss $ (92,144) $ (252,539) $ (76,073) Loss from discontinued operations 31,706 241,117 39,014 Interest and other (income) expense (838) (559) (850) Bargain purchase gain on acquisition of real estate (4) — (2,653) -Interest expense and loan cost amortization 57,260 55,769 55,094 Equity in earnings of unconsolidated entities (1) (7,753) (11,701) (5,521) Cash distribution from unconsolidated entities (1) 13,497 26,769 36,743 Gain on sale of unconsolidated entities (3) — (55,394) -Loss from early extinguishment of debt 1,391 — 4 Depreciation and amortization 98,664 94,459 87,479 Loan loss provision 3,270 3,104 1,699 (Gain) loss on lease terminations 8,914 (3,850) 1,560 Impairment provision 30,428 50,033 10 Straight-line rent adjustments for leases and notes receivables (2) (2,171) (3,597) (5,555) Adjusted EBITDA $ 142,224 $ 140,958 $ 133,604

(1) Investments in our unconsolidated joint ventures are accounted for under the HLBV method of accounting. Under this method, we recognize income or loss based on the change in liquidating proceeds we would receive from a hypothetical liquidation of our investments based on depreciated book value. We adjust EBITDA for equity in earnings (loss) of our unconsolidated entities because we believe this is not reflective of the joint ventures’ operating performance or cash flows available for distributions to us. We believe cash distributions from our unconsolidated entities, exclusive of any financing transactions, are reflective of their operating performance and its impact to us and have been added back to Adjusted EBITDA above. For the years ended December 31, 2013 and 2012, cash distributions from unconsolidated entities excludes approximately $5.3 million and $3.4 million in return of capital, respectively. For the year ended December 31, 2014, cash distributions from unconsolidated entities did not result in a return of capital.

(2) We believe that adjusting for straight-line adjustments for leased properties and mortgages and other notes receivable is appropriate because they are non-cash adjustments and reflect the actual cash receipts received by us from our tenants and borrowers.

(3) In July 2013, we completed the sale of our interests in 42 senior housing properties held through three unconsolidated joint ventures.

(4) In connection with an acquisition of an attraction property, we recorded a bargain purchase gain as a result of the fair value of the net assets acquired exceeding the consideration transferred.

Source: CNL Lifestyle Properties, Inc. December 31, 2014 Form 10-K

The Company believes that its presentation of historical non-GAAP financial measures provides useful supplementary information to and facilitates additional analysis by investors. These historical non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. Generally Accepted Accounting Principles. Past performance is not indicative of future returns.